                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 GADZOOKS, INC.
                  (Name of Registrant As Specified in Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        $            (aggregate amount to be distributed to security holders)
         -----------

     4) Proposed maximum aggregate value of transaction:
        $            (aggregate amount to be distributed to security holders)
         -----------

     5) Total fee paid:
        $
         -----------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

        ---------------------------------------------------
     2) Form, Schedule or Registration Statement No.:

        ---------------------------------------------------
     3) Filing Party:

        ---------------------------------------------------
     4) Date Filed:

        ---------------------------------------------------

                                [GADZOOKS LOGO]

                                 Dallas, Texas

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            THURSDAY, JUNE 17, 1999

To the Shareholders of Gadzooks, Inc.

     The 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Gadzooks, Inc., a Texas corporation (the "Company" or "Gadzooks"), will be held on Thursday, June 17 at 9:30 a.m., local time, at Gadzooks' headquarters, 4121 International Parkway, Carrollton, Texas 75007 for the following purposes:

               1. To elect two directors to serve until the 2002 Annual Meeting of Shareholders;

               2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for Gadzooks for the fiscal year ending January 29, 2000; and

               3. To transact all other business that may properly come before such meeting or any adjournment(s) thereof.

     The close of business on Wednesday, May 5, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof. Only holders of record of Gadzooks' common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. Gadzooks' stock transfer books will not be closed. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any Company shareholder at Gadzooks' headquarters, 4121 International Parkway, Carrollton, Texas 75007, for purposes pertaining to the Annual Meeting, during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. A self-addressed, postage prepaid envelope is enclosed for your convenience. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement.

                                 By order of the Board of Directors

                                 GADZOOKS, INC.

                                 /s/ Monty R. Standifer

                                 Monty R. Standifer
                                 Secretary

May 7, 1999

                                [GADZOOKS LOGO]

                           4121 International Parkway
                            Carrollton, Texas 75007
                                 (972) 307-5555

                             ---------------------

                                PROXY STATEMENT

                             ---------------------


                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Gadzooks, Inc., a Texas corporation (the "Company" or "Gadzooks"), for use at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, June 17, 1999 at 9:30 a.m., local time, at Gadzooks' headquarters, 4121 International Parkway, Carrollton, Texas 75007, (972) 307-5555, or at any adjournment(s) thereof. The solicitation of proxies by the Board of Directors of Gadzooks (the "Board of Directors") will be conducted primarily by mail. ChaseMellon Shareholder Services, L.L.C. has been retained to assist Gadzooks in the solicitation of proxies in connection with the Annual Meeting for a fee of approximately $5,000, plus out-of-pocket expenses. In addition, officers, directors and employees of Gadzooks may solicit proxies personally or by telephone, telegram, electronic mail or other forms of wire or facsimile communication. These persons will receive no special compensation for any solicitation activities. Gadzooks will, upon request, reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Gadzooks' common stock (the "Common Stock"). The costs of the solicitation will be borne by Gadzooks. This proxy statement and the form of proxy were first mailed to shareholders of Gadzooks on or about May 7, 1999.

     The enclosed proxy, although executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy bearing a later date, (b) by written notice of revocation to the Secretary of Gadzooks at the address set forth above, or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by proxies will be voted at the Annual Meeting.

     At the close of business on May 5, 1999, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, there were outstanding 8,896,736 shares of Common Stock, each of which is entitled to one vote. Common Stock is the only class of outstanding securities of Gadzooks entitled to notice of, and to vote at, the Annual Meeting. All share amounts and prices stated in this Proxy Statement are adjusted to give retroactive effect to Gadzooks' 50% stock dividend paid on May 30, 1996.

                            A. ELECTION OF DIRECTORS

     Two directors are to be elected at the Annual Meeting. G. Michael Machens and Lawrence H. Titus, Jr. have been nominated to serve as directors and, if elected, will serve until Gadzooks' Annual Meeting of Shareholders in 2002 and until their respective successors have been duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office. Each of these nominees for director currently serves as a director of Gadzooks and biographical information for each is set forth below. Under Gadzooks' Bylaws and consistent with Texas law, directors shall be elected by plurality vote at each annual meeting of shareholders at which a quorum is present and, accordingly, abstentions and "broker non-votes" will have no effect on the election of directors except in determining if a quorum is present. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes in the election of directors.

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy, if signed and returned, will be voted for the election of the below-listed nominees. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MESSRS. MACHENS AND TITUS TO THE BOARD OF DIRECTORS.

     The following table sets forth certain information regarding the director nominees and the other directors of Gadzooks:

                                                                                          SERVED AS       DIRECTOR'S
                  NAME                      AGE                 POSITION                DIRECTOR SINCE   TERM ENDING
----------------------------------------   -----   ---------------------------------   ----------------  -----------
Gerald R. Szczepanski...................    50     Chairman of the Board, President,         1983            2000
                                                   Chief Executive Officer and
                                                   Director

Lawrence H. Titus, Jr...................    48     Director                                  1983            1999

G. Michael Machens......................    48     Director                                  1992            1999

Robert E.M. Nourse......................    60     Director                                  1993            2001

Ron G. Stegall..........................    51     Director                                  1999            2000

     GERALD R. SZCZEPANSKI, a co-founder of Gadzooks, has served as Chairman of the Board and Chief Executive Officer of Gadzooks since July 1994 and President of Gadzooks since April 1999. Mr. Szczepanski also served as President of Gadzooks from January 1983 until July 1994 and from July 1995 until August 1998. Mr. Szczepanski has been a Director of Gadzooks since January 1983. Prior to founding Gadzooks, from 1977 to 1983 Mr. Szczepanski was a Vice President of T-Shirts Plus, a chain of 300 franchised retail t-shirt stores located throughout the United States. Mr. Szczepanski has a total of 22 years of experience in the retail business.

     LAWRENCE H. TITUS, JR., a co-founder of Gadzooks, has served as a Director of Gadzooks since January 1983. Mr. Titus currently manages personal investments. Mr. Titus served as President and Secretary of Gadzooks from July 1994 until July 1995, when he retired to pursue other interests. From January 1983 until July 1994, Mr. Titus was Vice President and Secretary of Gadzooks. Prior to founding Gadzooks, from 1976 to 1983

Mr. Titus was a vice president of T-Shirts Plus, a chain of 300 franchised retail t-shirt stores located throughout the United States.

     G. MICHAEL MACHENS has served as a Director of Gadzooks since January 1992. Mr. Machens is currently a General Partner of Phillips-Smith Specialty Retail Group, a specialty retail venture capital firm. Prior to joining Phillips-Smith in 1989, Mr. Machens served as Chief Financial Officer of Blockbuster Entertainment, Chief Financial Officer of Compco Computer Centers, and Controller of Pearle Health Services, Inc. Mr. Machens serves as a director of several privately held retail companies.

     ROBERT E.M. NOURSE has served as a Director of Gadzooks since October 1993. Mr. Nourse is currently President of Arena Growth Ventures, a private investment company. From 1980 to 1996, Mr. Nourse served as President and Chief Executive Officer of The Bombay Company, Inc., a specialty retailer selling home furnishings and decorative accessories in over 400 stores in the United States and Canada. Mr. Nourse served as a Director of The Bombay Company, Inc. from 1990 to 1996. Mr. Nourse has served as a director of Vanishing Point, Inc., an operator of cosmetic hair removal salons, since 1998.

     RON G. STEGALL has served as a Director of Gadzooks since February 1999. Mr. Stegall is currently the chief executive officer of Arlington Equity Partners, Inc., a venture capital firm specializing in retailing start-ups. Prior to forming Arlington Equity Partners, Inc. in 1992, Mr. Stegall founded BizMart, Inc., an office products superstore chain and was a retail executive with Tandy Corporation's Radio Shack unit for many years. Mr. Stegall serves as chairman of the board of directors of InterTAN, Inc., an international electronics retailer and also serves as a director of Hastings Entertainment, Inc., a superstore retailer and O'Sullivan Industries Holdings, Inc., a furniture manufacturer.

     The directors elected at the Annual Meeting will hold office until the 2002 annual meeting of shareholders of Gadzooks and until their successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal from office. The executive officer named above was elected to serve in such capacity until his successor is duly elected and qualified or until his earlier death, disqualification, retirement, resignation or removal from office. There is no family relationship between any of the directors and executive officers of Gadzooks.

     The following table sets forth information regarding the executive officers of Gadzooks who are not directors of Gadzooks:

                      NAME                           AGE                         POSITION
-----------------------------------------------    -------  -----------------------------------------------
Monty R. Standifer.............................       59    Senior Vice President, Chief Financial Officer,
                                                               Treasurer and Secretary

James F. Wimpress, Jr..........................       45    Senior Vice President -- Store Operations

Paula Y. Masters...............................       36    Vice President -- General Merchandising Manager

Jeffrey P. Krainess............................       37    Vice President -- Planning and Allocation

William S. Kotch III...........................       48    Vice President -- Real Estate

     MONTY R. STANDIFER has served as Senior Vice President, Chief Financial Officer, Treasurer and Secretary of Gadzooks since July 1995. From June 1992 until July 1995, Mr. Standifer served as Vice President -- Treasurer and Chief Financial Officer of Gadzooks. From July 1991 to June 1992, Mr. Standifer served as Senior Vice President and Chief Financial Officer of AmeriServ Food Company, a food service systems distributor. Prior to that time, Mr. Standifer was a co-founder of BizMart, Inc., a chain of office products superstores, serving as Vice President -- Finance, Treasurer and Secretary from its founding in October 1987 until July 1991, shortly after the company was sold. Mr. Standifer was previously employed by Tandy Corporation for 14 years in various financial management positions. Mr. Standifer is also a director of Pawn Mart, Inc., an owner and operator of retail pawnshops. Mr. Standifer has a total of 27 years of experience in the retail business.

     JAMES F. WIMPRESS, JR. has served as Senior Vice President -- Store Operations of Gadzooks since January 1998. From January 1996 to December 1997, Mr. Wimpress served as Vice President of Operations of G&G/Rave. From March 1995 to December 1995, Mr. Wimpress served as Vice President of Retail of Carol Little. Mr. Wimpress was Vice President of Stores, Real Estate and Construction for Canadians from February 1994 to December 1994. Prior to that, Mr. Wimpress was the Vice President of Stores for United Retail Group from October 1990 to October 1993. Mr. Wimpress has over 24 years of experience in the retailing industry.

     PAULA Y. MASTERS has served as Vice President -- General Merchandising Manager since January 1999. Prior to coming to Gadzooks, Ms. Masters held the position of Vice President -- Divisional Merchandise Manager from January 1996 to December 1999 with Elder-Beerman where she was responsible for that company's junior sportswear and dress business. From May 1986 to December 1995, Ms. Masters served in a variety of capacities at Margo's, including Vice President Divisional Merchandise Manager from May 1993 to January 1994 and Senior Vice President - General Merchandise Manager from January 1994 to December 1995. Ms. Masters has over 14 years of experience in the apparel retailing business.

     JEFFREY P. KRAINESS has served as Vice President -- Planning and Allocation since January 1999. Mr. Krainess served as Vice President of Planning and Distribution for Macy's East from February 1998 to November 1998. From January 1997 to February 1998, Mr. Krainess held the position of Vice President -- Planning and Allocation with United Retail Group (operator of approximately 550 Avenue/Sizes Unlimited stores). Mr. Krainess held various positions with the Kaufmann's Division of May Department Stores from July 1983 until January 1997, including Vice President of MIS, Planning and Allocation from September 1990 to January 1997. Mr. Krainess has over 15 years of experience in the apparel retailing business.

     WILLIAM S. KOTCH III has served as Vice President -- Real Estate since August 1995. From October 1986 until August 1995, Mr. Kotch served as National Director of Real Estate for County Seat Stores, Inc., a chain of over 700 specialty retail stores. Mr. Kotch was previously employed by the Zale Corporation for 13 years in various operational positions including Manager of Corporate Real Estate from 1983 to 1985. Mr. Kotch has 14 years of retail leasing experience.

     The executive officers named above were elected to serve in such capacities until their respective successors have been duly elected and have been qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings during fiscal 1998. Each director attended all of the meetings of the Board of Directors and any committee on which such director served.

     The Board of Directors currently has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee currently consists of Messrs. Machens, Titus and Stegall. The Audit Committee meets periodically with representatives of Gadzooks' independent auditors to review the general scope of the annual audit, including consideration of Gadzooks' accounting practices and procedures and system of internal accounting controls, and reports to the Board of Directors with respect thereto. The Audit Committee met two times during fiscal 1998. The Compensation Committee, which currently consists of Messrs. Machens and Nourse, meets periodically to review and make recommendations with respect to the annual compensation of Gadzooks' executive officers and management group. The Compensation Committee met four times during fiscal 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 1998, Alan W. Crites, G. Michael Machens and Robert E. M. Nourse served as members of the Compensation Committee of Gadzooks. None of these individuals was an officer or employee of Gadzooks at any time during fiscal 1998.

     No current executive officer of Gadzooks serves as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of Gadzooks' Board of Directors or Compensation Committee.

COMPENSATION OF DIRECTORS

     Each director of Gadzooks who is not an officer or employee of Gadzooks receives a $12,000 annual retainer fee, a $1,500 fee for each meeting of the Board of Directors attended by such director and a fee of $500 for each committee meeting attended by such director. In addition, directors of Gadzooks are reimbursed for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof.

     Gadzooks has adopted a stock option plan for non-employee directors of Gadzooks (the "Director Plan"). The Director Plan (i) grants to newly elected or appointed non-employee directors options to purchase 5,000 shares of Common Stock that vest over four years and (ii) grants annually to incumbent non-employee directors options to purchase 2,000 shares of Common Stock that vest over two years, which are awarded on the third day after Gadzooks' release of annual earnings. As amended, 100,000 shares of Common Stock are available for issuance under the Director Plan.

     In October 1993 and January 1995 under Gadzooks' 1992 Incentive and Nonstatutory Stock Option Plan, Gadzooks granted Mr. Nourse options to purchase 9,523 shares of Common Stock at $0.32 per share vesting over a four-year period and exercisable through October 2003 and 4,761 shares of Common Stock at $1.05 per share vesting over a four-year period and exercisable through January 2005, respectively. Such options have a weighted average exercise price of $0.56 per share. On February 4, 1999, under the Director Plan, Mr. Stegall was granted options to purchase 5,000 shares of Common Stock at $6.56 per share, vesting over a four-year period and exercisable through February 2009. On March 11, 1999, under the Director Plan, Mr. Machens, Mr. Nourse and Mr. Titus were each granted options to purchase 2,000 shares of Common Stock and Mr. Stegall was granted options to purchase 178 shares of Common Stock (which represents his pro rata share of the annual grant of stock options), all at $7.81 per share, vesting over a two-year period and exercisable through March 2009. As of March 11, 1999, options to purchase 39,317 shares of Common Stock were outstanding under the Director Plan with a weighted average exercise price of $19.58 per share. Under the Director Plan, 13,139 of the options granted to date vest over a four-year period and 26,178 of the options granted to date vest over a two-year period.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by Gadzooks to the Chief Executive Officer and the four next most highly compensated executive officers (the "Named Executive Officers") for services rendered in all capacities during fiscal 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                                 ANNUAL COMPENSATION                 -------------
                                   ------------------------------------------------  STOCK OPTIONS       ALL OTHER
              NAME                     YEAR           SALARY           BONUS(1)          SHARES        COMPENSATION(2)
-------------------------------    -----------      ----------    -----------------  -------------     ---------------

Gerald R. Szczepanski                  1998         $ 440,000     $          --          48,001           $   12,000
  Chairman of the Board and            1997           400,000                --          28,000                9,746
  Chief Executive Officer              1996           240,000           514,270          30,000                9,000

David G. Mangini(3)                    1998           200,000                --         125,000                6,000
  President and Chief Operating        1997                --                --              --                   --
  Officer                              1996                --                --              --                   --

Monty R. Standifer                     1998           230,000                --          51,501                9,600
  Senior Vice President, Chief         1997           210,000                --          69,000                7,796
  Financial Officer, Treasurer         1996           175,000           191,356          15,000                7,200
  and Secretary

James F. Wimpress, Jr.(4)              1998           240,000                --          27,501               21,510
  Senior Vice President-- Store        1997            20,000                --          35,000                  800
  Operations                           1996                --                --              --                   --

William S. Kotch III                   1998           150,000                --           9,400                8,400
  Vice President-- Real Estate         1997           140,000                --           7,000                7,180
                                       1996           120,000           119,597           4,500                6,000

--------------------

(1) Gadzooks' executive officers are entitled to receive bonuses depending on Gadzooks' achievement of certain levels of operating income and other performance criteria. Amounts represent bonuses accrued for each year's performance, but paid in the subsequent year. See "Bonus Plan."

(2) Amounts represent automobile allowances, except, in the case of Mr. Wimpress, the amount for 1998 includes an automobile allowance of $9,600 and $11,910 for moving expenses.

(3) Mr. Mangini joined Gadzooks as President and Chief Operating Officer in August 1998. He left Gadzooks in April 1999. All stock option grants were cancelled upon his departure.

(4)  Mr. Wimpress joined Gadzooks in January 1998.

     The following table provides information concerning stock options granted to the Named Executive Officers in fiscal 1998. In addition, in accordance with the regulations of the Securities and Exchange Commission (the "SEC"), hypothetical gains or "option spreads" that would exist for the respective options are shown. These gains are based on assumed rates of annual stock price appreciation of 5% and 10% from the date the options were granted.


                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                                           ---------------------------------
                                                                                                   POTENTIAL REALIZABLE
                                                         % OF                                    VALUE AT ASSUMED ANNUAL
                                       NUMBER OF    TOTAL OPTIONS                                  RATES OF STOCK PRICE
                                        SHARES        GRANTED TO                                 APPRECIATION FOR OPTION
                                      UNDERLYING     EMPLOYEES IN   EXERCISE OR                          TERM(8)
                                        OPTIONS         FISCAL       BASE PRICE    EXPIRATION   --------------------------
              NAME                    GRANTED(1)         1998          ($/SH)         DATE         5%($)          10%($)
----------------------------------   ------------    -----------     ----------    ---------    ------------  ------------
Gerald R. Szczepanski.............      14,000(2)        1.84         $  11.60      3/27/08     $  (13,767)   $     66,500
 Chairman of the Board and Chief        14,001(3)        1.84            11.60      3/03/07        (21,319)         44,340
 Executive Officer                      20,000(4)        2.63             9.00      3/01/06         11,898          88,350

David G. Mangini..................     125,000(5)       16.41         $  11.56      8/03/08        908,753       2,302,958
 President and Chief Operating
 Officer

Monty R. Standifer................       7,000(2)        0.92         $  11.60      3/27/08         (6,884)         33,250
 Senior Vice President, Chief           34,501(3)        4.53            11.60      3/03/07        (52,533)        109,263
 Financial Officer, Treasurer and       10,000(4)        1.31             9.00      3/01/06          5,949          44,175
 Secretary

James F. Wimpress, Jr.............      17,501(6)        2.30         $  11.60      1/05/08        (19,235)         77,069
 Senior Vice President-- Store          10,000(7)        1.31            10.25      9/08/08         64,462         163,359
 Operations

William S. Kotch III..............       3,500(2)        0.46         $  11.60      3/27/08         (3,442)         16,625
 Vice President-- Real Estate            3,500(3)        0.46            11.60      3/03/07         (5,329)         11,084
                                         2,400(4)        0.32             9.00      3/01/06          1,428          10,602

-----------------------

(1) All options with an exercise price of either $9.00 or $11.60 are the result of the repricing on December 15, 1998 of certain options previously granted to the executive officers of Gadzooks. Under the option repricing, officers of Gadzooks were eligible to exchange one and one half previously granted options for every option repriced at an exercise price of $9.00 per share and two previously granted options for every option repriced at an exercise price of $11.60 per share. See "Compensation Committee Report on Repricing of Options."

(2) 20 percent of these options were vested as of March 27, 1999. The remaining options become exercisable in 20 percent increments on March 27, 2000, March 27, 2001, March 27, 2002 and March 27, 2003, respectively.

(3) 40 percent of these options were vested as of March 3, 1999. The remaining options become exercisable in 20 percent increments on March 3, 2000, March 3, 2001 and March 3, 2002, respectively.

(4) 60 percent of these options were vested as of March 1, 1999. The remaining options become exercisable in 20 percent increments on March 1, 2000 and March 1, 2001, respectively.

(5) Mr. Mangini left Gadzooks in April 1999 and all such stock options were cancelled upon his departure from Gadzooks.

(6) 20 percent of these options were vested as of January 5, 1999. An additional 20 percent becomes exercisable on January 5, 2000, January 5, 2001, January 5, 2002 and January 5, 2003, respectively.

(7) This option becomes exercisable in 20 percent increments on September 8, 1999, September 8, 2000, September 8, 2001, September 8, 2002 and September 8, 2003.

(8) The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the SEC and do not reflect Gadzooks' estimates or projections of future Common Stock prices. There can be no assurance that the amounts reflected in this table will be achieved. These numbers exclude the provisions of Gadzooks' stock option plans governing termination of the option following employment termination, nontransferability or vesting.

     The following table sets forth information concerning all repricing of options between the date of Gadzooks' initial public offering and January 30, 1999 that were held by any executive officer of Gadzooks at the time of the repricing:

                            10-YEAR OPTION REPRICING


                                                                                                         LENGTH OF
                                            NUMBER OF                                                    ORIGINAL
                                            SECURITIES    MARKET PRICE      EXERCISE                    OPTION TERM
                                            UNDERLYING    OF STOCK AT      PRICE AT TIME               REMAINING AT
                                           OPTIONS/SARS      TIME OF       OF REPRICING      NEW          DATE OF
                                           REPRICED OR    REPRICING OR         OR          EXERCISE    REPRICING OR
          NAME                   DATE      AMENDED(#)(1)   AMENDMENT($)    AMENDMENT($)   PRICE($)(2)    AMENDMENT
------------------------------ --------   --------------  -------------    -------------  -----------  ------------

Gerald R. Szczepanski .......
 Chairman of the Board and     12/15/98       20,000      $   6.75         $  18.50       $    9.00      7.21 years
 Chief Executive Officer       12/15/98       14,001          6.75            24.25           11.60      8.21 years
                               12/15/98       14,000          6.75            23.75           11.60      9.27 years

Monty R. Standifer...........
 Senior Vice President,        12/15/98       10,000          6.75            18.50            9.00      7.21 years
 Chief Financial Officer,      12/15/98       34,501          6.75            24.25           11.60      8.21 years
 Treasurer and Secretary       12/15/98        7,000          6.75            23.75           11.60      9.27 years

James F. Wimpress, Jr........
 Senior Vice President--       12/15/98       17,501          6.75            21.38           11.60      9.06 years
 Store Operations

William S. Kotch III ........
 Vice President-- Real         12/15/98        2,400          6.75            18.50            9.00      7.21 years
 Estate                        12/15/98        3,500          6.75            24.25           11.60      8.21 years
                               12/15/98        3,500          6.75            23.75           11.60      9.27 years

------------------

(1) Under the option repricing, officers of Gadzooks were eligible to exchange one and one half previously granted options for every option repriced at an exercise price of $9.00 per share and two previously granted options for every option repriced at an exercise price of $11.60 per share.

(2) The exercise price for the repriced options was determined as follows: (i) options with an exercise price greater than $20.00 per share were repriced at $11.60 per share; (ii) options with an exercise price between

     $15.00 and $19.99 per share were repriced at $9.00 per share; and (iii) options with an exercise price under $15.00 were not repriced.

     The following table sets forth, as of January 30, 1999, the number of options and the value of unexercised options held by the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                          OPTION EXERCISES
                                      -----------------------           NUMBER OF
                                       NO. OF                        SHARES UNDERLYING          VALUE OF UNEXERCISED
                                       SHARES                      UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                      ACQUIRED                       JANUARY 30, 1999           JANUARY 30, 1999(1)
                                         ON          VALUE      --------------------------  ---------------------------
               NAME                   EXERCISE      REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
-----------------------------------   --------     ----------   -----------  -------------  -----------   -------------

Gerald R. Szczepanski,.............    87,000      $1,471,464        60,995        101,686  $   171,203   $     202,054
 Chairman of the Board and Chief
 Executive Officer

David G. Mangini(2)................        --              --            --        125,000           --              --
 President and Chief Operating
 Officer

Monty R. Standifer.................        --              --        10,900         40,600           --              --
 Senior Vice President, Chief
 Financial Officer, Treasurer and
 Secretary

James F. Wimpress, Jr..............        --              --         3,500         24,000           --              --
 Senior Vice President-- Store
 Operations

William S. Kotch III,..............        --              --        11,184         17,263       12,191          12,189
 Vice President-- Real Estate

-------------

(1) For purposes of this table, the value of the unexercised options is the amount by which the market value of the Common Stock as of January 30, 1999 underlying the in-the-money options exceeds the exercise price thereof. This valuation methodology differs from the potential realizable value of the options at assumed annual rates of Common Stock price appreciation used to calculate the value of options granted to the Named Executive Officers on page 7.

(2) Mr. Mangini left Gadzooks in April 1999 and all such stock options were cancelled upon his departure from Gadzooks.

BONUS PLAN

     The executive officers and certain other members of corporate management are eligible to receive cash bonuses in addition to their base salaries. The bonus plan for executive officers and corporate management is based upon Gadzooks' pre-tax profit for the fiscal year. Executive officers did not receive any bonuses for fiscal 1998. Certain corporate management employees received bonuses of approximately $30,000 for fiscal 1998. Gadzooks' field supervision (regional and district managers) and store management personnel are eligible to receive bonuses based on store sales, payroll and other expense and inventory control factors. Total bonuses paid to field supervision and store management personnel for fiscal 1998 were approximately $1,370,000. The executive officers' and corporate management's bonus plans are reviewed and approved by the Compensation Committee of the Board of Directors. The store management bonus plans are reviewed and approved by the executive officers.

EMPLOYEE STOCK OPTION PLANS

     In February 1992, the Board of Directors of Gadzooks adopted the 1992 Incentive and Nonstatutory Stock Option Plan (the "Incentive Plan"). The Incentive Plan is currently administered by the Compensation Committee (the "Committee"). Subject to the express provisions of the Incentive Plan, the Committee may, from time to time, determine the persons that will be granted options under the Incentive Plan, the number of shares of Common Stock subject to each option and the exercise price, and the time or times when such options shall be granted and may be exercised. The Incentive Plan provides that options granted under the Incentive Plan may be either "incentive stock options" ("ISOs") as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or non-ISOs. The maximum number of shares of Common Stock available for grant under the Incentive Plan was increased from 900,000 to 1,500,000 at the 1998 Annual Meeting of Shareholders. As of January 30, 1999, options to purchase approximately 755,822 shares were outstanding under the Incentive Plan with a weighted average exercise price of approximately $9.90 per share. All of the options granted to date under the Incentive Plan vest either immediately or over a three, four or five-year period.

     In September 1994, the Board of Directors of Gadzooks adopted the 1994 Incentive and Nonstatutory Stock Option Plan for Key Employees (the "Key Employee Plan"). The Key Employee Plan is also currently administered by the Committee. Subject to the express provisions of the Key Employee Plan, the Committee may, from time to time, determine the persons that will be granted options under the Key Employee Plan, the number of shares of Common Stock subject to each option and the exercise price, and the time or times when such options shall be granted and may be exercised. The Key Employee Plan provides that options granted under the Key Employee Plan may be either ISOs or non-ISOs. The maximum number of shares of Common Stock available for grant under the Key Employee Plan is 272,651 shares. As of January 30, 1999, options to purchase 86,109 shares were outstanding under the Key Employee Plan, all of which have an exercise price of $3.15 per share, and options for 186,542 shares have been exercised under the Key Employee Plan, all of which had an exercise price of $3.15 per share. All of the options granted under the Key Employee Plan vest over a five-year period.

401(k) PLAN

     Effective January 1, 1995, Gadzooks adopted the Gadzooks, Inc. Employees' Savings Plan (the "401(k) Plan"). All employees who have been employed by Gadzooks for at least one year of service (provided that such service represents a minimum of 1,000 hours worked during the year) and are at least 21 years of age are eligible to participate. Employees may contribute to the 401(k) Plan up to 15% of their current compensation, subject to a statutorily prescribed annual limit. The 401(k) Plan provides that Gadzooks will make regular matching contributions to the 401(k) Plan each year in the amount of 50% of the participant's contribution, up to 5% of the participant's compensation, for the year. The 401(k) Plan also provides that Gadzooks may determine to make a discretionary profit-sharing contribution to the plan each year based upon Gadzooks' profitability for that year. As of the date of this Proxy Statement, Gadzooks has not made any profit-sharing contributions to the 401(k) Plan. Employee contributions and Gadzooks' matching contributions are paid to a corporate trustee and invested in Common Stock and various funds at the discretion of the participant. Gadzooks' contribution, if any, vests over five years or earlier upon attainment of retirement at age 65, retirement for disability, death or termination of the 401(k) Plan. Distributions may be made from a participant's account in the form of a lump sum upon termination of employment, retirement, disability, death or in the event of financial hardship. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees or by Gadzooks to the 401(k) Plan, and income earned on such contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

EMPLOYEE STOCK PURCHASE PLAN

     In March 1998, the Board of Directors adopted the Gadzooks, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan is currently administered by the Committee. Any person who is an employee of Gadzooks who is scheduled to work at least 20 hours per week on a regular basis and has completed six months of employment with Gadzooks is eligible to participate in the Stock Purchase Plan. The Stock Purchase

Plan is implemented by 24 monthly offerings of the Common Stock (the "Offerings") commencing on April 1, 1998 and on the first day of each calendar month thereafter ending with March 1, 2000. Common Stock is purchased for participants in the Stock Purchase Plan as of the last day of each Offering with the money deducted from their pay checks during the Offering. The purchase price per share of Common Stock is an amount equal to 85% of the fair market value of a share of Common Stock on the last day of such Offering. The maximum aggregate number of shares that may be purchased during an Offering is 2,500 shares.

EMPLOYMENT AGREEMENTS

     Gadzooks has entered into a severance protection agreement with each of Messrs. Szczepanski and Standifer pursuant to which Gadzooks will provide certain benefits to each such executive in the event his employment is terminated under certain conditions, including a change of control. If the executive's employment with Gadzooks is terminated within twenty-four months following a change in control for any reason other than for cause or disability, death, or by the executive other than for good reason, the executive shall be entitled to (i) all accrued compensation and a pro rata bonus, (ii) severance pay equal to two times the sum of such executive's base salary and annual bonus and (iii) Gadzooks will continue to provide the executive with medical and dental coverage. If the executive's termination of employment with Gadzooks is not in connection with a change in control, the executive shall be entitled to the benefits discussed above except (i) the severance pay will be paid in the form of a biweekly periodic salary continuation payment for two years from the termination date with the amounts paid during the second year reduced by the amount the executive receives from other employment and (ii) the medical and dental coverage will continue until the earlier of the second anniversary of the termination date or the date the executive becomes eligible for Medicare coverage. In addition, each executive agrees that upon termination of his employment with Gadzooks, he will not disclose any confidential information relating to Gadzooks and he will not solicit, interfere or compete with Gadzooks, its business, its clients or its customers for a period of twenty-four months.

     Gadzooks has an executive retirement agreement with Mr. Standifer pursuant to which Mr. Standifer or his estate shall be eligible to receive certain benefits on the termination of his employment with Gadzooks as a result of either death, termination without cause, or retirement. Upon such termination
(i) all of Mr. Standifer's unexpired Gadzooks' stock options will vest, (ii) Gadzooks will continue to provide Mr. Standifer and his spouse medical, dental and life insurance coverage, (iii) Gadzooks may enter into a consulting relationship with Mr. Standifer to facilitate the transition to Mr. Standifer's successor and (iv) Mr. Standifer will receive his pro rata bonus for the current fiscal year.

     Gadzooks has an agreement with Mr. Kotch pursuant to which Gadzooks will continue to pay his respective base salary and health insurance premiums for a period of six months in the event of termination without cause. In addition, each of the remaining Named Executive Officers has agreed not to participate, while an employee of Gadzooks and for a period of one year thereafter, in a business or enterprise that competes with Gadzooks.

     Gadzooks has an employment agreement with each of Ms. Masters and Mr. Krainess covering each officer's first twelve months of employment with the Company, pursuant to which Gadzooks will continue to pay such officer's base salary for the remainder of their initial twelve month employment period in the event of such officer's termination without cause. Also, Gadzooks has a severance agreement with each of Ms. Masters and Mr. Krainess pursuant to which Gadzooks will continue to pay such officer's base salary for a six-month period in the event of such officer's termination without cause during their second twelve months of employment.

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE SHAREHOLDER RETURN PERFORMANCE PRESENTATION SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT") OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Committee established compensation policies and made the compensation decisions described herein for fiscal 1998. The Committee's compensation policies were applied to each of the Named Executive Officers, including the Chief Executive Officer, in the same manner.

     The Committee believes that in order for Gadzooks to succeed it must be able to attract and retain qualified executives. The objectives of the Committee in determining the type and amount of executive officer compensation are (i) to provide a compensation package consisting of a base salary, bonus, and long term incentives in the form of stock options that is in the aggregate competitive with the median range for retail companies of similar stage and growth and (ii) to allow Gadzooks to attract and retain talented executive officers and to align their interests with those of the shareholders.

     In 1993, the U.S. Congress enacted Section 162(m) of the Code and the U.S. Treasury Department promulgated regulations thereunder that prevent publicly traded companies from receiving tax deductions on certain compensation paid to certain executive officers in excess of $1 million. At this time, the amount of compensation (as defined for Code Section 162(m) purposes) paid to Gadzooks' executive officers does not exceed the $1 million pay limit. As Gadzooks grows, executive officer compensation may increase. Therefore, the Committee intends to review its executive pay plans over time in light of these regulations.

BASE SALARY

     In establishing base salaries for fiscal 1998, the Committee engaged an independent consultant to assist them in reviewing the executive base salaries and compensation packages paid by similar companies, primarily mall-based, specialty retailers. To determine which specialty retailers are similar to Gadzooks and would thus be appropriate for executive salary comparisons, the industry segment, size and growth rate of the companies were considered. Information from various public filings of comparable specialty retailers was used in the executive salary review. The Chief Executive Officer's base salary of $440,000 for fiscal 1998 was determined in this manner (see the Summary Compensation Table). The Committee believes that the foregoing executive salary review, when taken together with the experience of Committee members within the retail industry, provided the basis for reasonably informed judgment. (See "Election of Directors" for a description of the retail experience of each Committee member). To assist in determining executive compensation for fiscal 1999, the Committee engaged another independent consultant near the end of fiscal 1998 to review base salaries and total executive compensation packages of similar companies.

BONUS

     Annual incentive bonuses are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of Gadzooks, as well as the individual contribution of each officer. Accordingly, the executive officers of Gadzooks, including the Chief Executive Officer, participate in an annual executive incentive bonus plan ("Incentive Bonus Plan") which provides for cash bonuses based upon Gadzooks' overall financial performance and the achievement of certain specified levels of profitability for the fiscal year. The Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with Gadzooks' annual financial plan. The Incentive Bonus Plan provides for no executive bonuses below a specified level of overall profitability. Upon the achievement of various increasing levels of profitability above the minimum target level, the Incentive Bonus Plan provides for greater percentages of such higher levels of profitability to be accrued in the Incentive Bonus Plan. The purpose of the Incentive Bonus Plan is to reward and reinforce executive management's commitment to achieve levels of annual profitability and return consistent with increasing shareholder value.

     The Committee annually determines in advance each executive's participation level in the Incentive Bonus Plan. The Committee takes into account various qualitative and quantitative factors which reflect the executive's position, longevity in office, level of responsibility, and ability to impact Gadzooks' profitability and financial success.

     In fiscal 1995 and 1996, Gadzooks exceeded its annual financial plan and bonuses were paid to the executive officers. In fiscal 1997 and 1998, Gadzooks did not meet the minimum level of profitability required for executive officers to earn bonuses, and as a result there were no Incentive Bonus Plan payments for fiscal 1997 and 1998.

     Cash bonuses earned under the Incentive Bonus Plan are paid each year upon completion of Gadzooks' annual audit of the results of operations for the previous fiscal year by Gadzooks' outside auditors.

LONG TERM INCENTIVES -- COMPENSATION COMMITTEE REPORT ON REPRICING OF OPTIONS

     The final portion of the executive officers' compensation consists of incentive stock options as listed in this Proxy Statement in the table entitled "Option Grants in Last Fiscal Year." Gadzooks has utilized this award to provide long term incentives. As noted on page 7, all the Named Executive Officers were each granted a certain number of options during 1998.

     The Committee and the Board of Directors believe that stock options are a critical component of the compensation offered by Gadzooks to promote long-term retention of key employees, motivate high levels of performance and recognize employee contributions to the success of Gadzooks. Because of the decrease in the price of Gadzooks' stock from the original pricing of many of the outstanding employee stock options, the Board believed that such stock options were no longer an effective tool to encourage employee retention or to motivate high levels of performance.

     Accordingly, the Board of Directors approved the repricing of employee stock options (the "1998 Option Repricing"), which took effect on December 15, 1998. Under the terms of the 1998 Option Repricing, officers of Gadzooks were eligible to exchange one and one half (1.5) previously granted options for every option repriced at an exercise price of $9.00 per share and two (2) previously granted options for every option repriced at an exercise price of $11.60 per share, subject to the repricing guidelines set forth below. Non-officer employees were eligible to exchange their previously granted options for new options to purchase the same number of shares, subject to the repricing guidelines set forth below. The repricing guidelines were as follows:
(i) options with an exercise price greater than $20.00 per share were repriced with an exercise price of $11.60 per share; (ii) options with an exercise price between $15.00 and $19.99 per share were repriced with an exercise price of $9.00 per share; and (iii) options with an exercise price under $15.00 were not repriced. The closing price of Gadzooks Common Stock immediately prior to the 1998 Option Repricing on December 15, 1998 was $6.75. The vesting schedule and termination dates of the repriced options remain unchanged.

                                        Compensation Committee

                                        Robert E.M. Nourse, Chairman
                                        G. Michael Machens

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the percentage change in the cumulative total return on the Common Stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq National Market (U.S. Companies) ("Nasdaq Market Index") and the CRSP Total Return Industry Index for Nasdaq Retail Trade Stocks ("Retail Index") for the period commencing on October 5, 1995(1) and ending on January 30, 1999.


                   COMPARISON OF CUMULATIVE TOTAL RETURN FROM
                   OCTOBER 5, 1995 THROUGH JANUARY 30, 1999(2)


                                    [GRAPH]


-----------------

(1) For purposes of this presentation, Gadzooks has assumed that its initial offering price per share of $9.33 (as adjusted) would have been the closing sales price on October 5, 1995, the day prior to the commencement of trading. Trading in Gadzooks' Common Stock commenced on October 6, 1995 and Gadzooks' 1998 fiscal year ended on January 30, 1999.

(2) Assumes that $100.00 was invested on October 5, 1995 in Gadzooks' Common Stock at Gadzooks' initial offering price of $9.33 per share and at the closing sales price for each index on that date and that all dividends were reinvested. No cash dividends have been declared on the Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

                              CERTAIN TRANSACTIONS

     The following directors and executive officers of Gadzooks have certain registration rights with regard to shares of Common Stock held by them: Gerald
R. Szczepanski, Lawrence H. Titus, Jr. and Robert E.M. Nourse.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Gadzooks' directors and executive officers, and persons who own more than 10% of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Gadzooks. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Gadzooks with copies of all Section 16(a) reports they file. To Gadzooks' knowledge and based solely on review of the copies of such reports furnished to Gadzooks during the period commencing February 1, 1998 and ending January 30, 1999, its officers, directors and greater than 10% beneficial owners had complied with all applicable Section 16(a) filing requirements, except that a Form 4 was filed late with respect to a conversion of stock options to Common Stock on August 6, 1998 for Gerald R. Szczepanski, a Form 4 was filed late with respect to a purchase of Common Stock on August 20, 1998 for Monty R. Standifer and a Form 5 was filed late with respect to a grant of stock options on September 8, 1998 for James F. Wimpress Jr.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock as of April 15, 1999 with respect to (i) each person known by Gadzooks to own beneficially more than five percent of the Common Stock; (ii) each of Gadzooks' directors and executive officers; and
(iii) all directors and executive officers as a group. Pursuant to the rules of the Commission, in calculating percentage ownership, each person is deemed to beneficially own his own shares subject to options exercisable within 60 days after April 15, 1999, but options owned by others (even if exercisable within 60 days) are deemed not to be outstanding shares.

                                                                             BENEFICIAL OWNERSHIP
                                                               ------------------------------------------------
                            NAME                                     SHARES                    PERCENTAGE
-------------------------------------------------------------  --------------------       ---------------------
Gerald R. Szczepanski(1).....................................       278,258                       3.10%

Monty R. Standifer...........................................        17,854                          *

James F. Wimpress, Jr........................................         4,500                          *

William S. Kotch III(2)......................................        23,024                          *

G. Michael Machens(3)........................................       483,403                       5.43

Robert E.M. Nourse(4)........................................        51,184                          *

Lawrence H. Titus, Jr.(5)....................................        93,462                       1.05

Ron G. Stegall(6)............................................         1,560                          *

Claire's Stores, Inc.(7).....................................     1,042,000                       11.7
   3 S.W. 129th Avenue
   Pembroke Pines, Florida 33027

Dimensional Fund Advisors, Inc.(8)...........................       541,100                       6.08
   1299 Ocean Avenue, 11th Floor
   Santa Monica, California 90401

FMR Corp.(9).................................................       761,100                       8.56
   82 Devonshire Street
   Boston, Massachusetts 02109

Phillips-Smith Specialty Retail Group III, L.P.(10)..........       471,700                        5.3
   5080 Spectrum Drive
   Suite 805 West
   Addison, Texas 75001

Sirach Capital Management, Inc.(11)..........................       500,250                       5.63
   3323 One Union Square
   Seattle, Washington 98101

All directors and executive officers as a group
   (9 persons)(12)...........................................       953,245                       9.55

------------

*    Less than 1%

(1) Includes 95,633 shares of Common Stock subject to options exercisable within 60 days of April 15, 1999.

(2) Includes 9,524 shares of Common Stock subject to options exercisable within 60 days of April 15, 1999.

(3) Of these shares, Mr. Machens indirectly owns 471,000 shares, which are held by Phillips-Smith Specialty Retail Group III, L.P. Mr. Machens is a general partner of Phillips-Smith Management Company, L.P., which is the general partner of Phillips-Smith Retail Group III, L.P. Mr. Machens disclaims any beneficial ownership of such shares except to the extent of his beneficial ownership in Phillips-Smith Specialty Retail Group III, L.P. The number of shares also includes 4,973 shares of Common Stock subject to options exercisable within 60 days of April 15, 1999.

(4) Includes 12,114 shares of Common Stock subject to options exercisable within 60 days of April 15, 1999.

(5) Includes 4,640 shares of Common Stock subject to options exercisable within 60 days of April 15, 1999.

(6) Includes 60 shares of Common Stock subject to options exercisable within 60 days of April 15, 1999.

(7) Based on a report on Schedule 13D filed with the SEC, dated September 14, 1998.

(8) Based on a report on Schedule 13G filed with the SEC, dated February 11, 1999. Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of Gadzooks that are owned by the Portfolios. All securities reported on this Schedule 13G are owned by the Portfolios and Dimensional disclaims beneficial ownership of such securities.

(9) Based on a report on Schedule 13G filed with the SEC, dated February 12, 1999. Pursuant to the instructions in Item 7 of Schedule 13G, Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 740,000 shares or 8.323% of the Common Stock outstanding of Gadzooks as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the "Funds"). The ownership of one investment company, Fidelity Capital Appreciation Fund, amounted to 500,000 shares or 5.624% of the Common Stock outstanding. Fidelity Capital Appreciation Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 740,000 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 2,000 shares of the Common Stock outstanding of Gadzooks as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole voting and dispositive power over 2,000 shares of Common Stock owned by the institutional account(s) as reported above.

(10) Based on a report on Schedule 13G filed with the SEC, dated February 18, 1999.

(11) Based on a report on Schedule 13G filed with the SEC, dated January 29, 1997.

(12) These shares include 471,700 shares indirectly owned by Mr. Machens. These shares also include 126,944 shares of Common Stock subject to stock options exercisable within 60 days of April 15, 1999.

                 B. RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, which has served as independent auditors of Gadzooks since 1992, as independent auditors of Gadzooks for the fiscal year ending January 29, 2000, and recommends ratification by the shareholders of such appointment. Such ratification requires the affirmative vote of the holders of a majority of the Common Stock entitled to vote on this matter and represented in person or by proxy at the Annual Meeting. Accordingly, under the Bylaws of Gadzooks and in accordance with

Texas law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The persons named in the accompanying proxy intend to vote for ratification of such appointment unless instructed otherwise on the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. The Board of Directors may terminate the appointment of PricewaterhouseCoopers LLP as Gadzooks' independent auditors without the approval of the shareholders of Gadzooks whenever the Board of Directors deems such termination necessary or appropriate. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

     The 1998 Annual Report of Gadzooks, including financial statements, accompanies this Proxy Statement.

                             SHAREHOLDER PROPOSALS

     Any shareholder who wishes to submit a proposal for inclusion in the proxy material for presentation at Gadzooks' 2000 Annual Meeting of Shareholders must forward such proposal to the Secretary of Gadzooks at the address indicated on the first page of this proxy statement, so that the Secretary receives it no later than January 6, 2000. Pursuant to Rule 14a-4(c)(1) under the Exchange Act, if any shareholder proposal intended to be presented at the 2000 annual meeting without inclusion in Gadzooks' proxy statement for such meeting is received at Gadzooks' principal office after March 23, 2000, then a proxy will have the ability to confer discretionary authority to vote on such proposal.

                                   FORM 10-K

     COPIES OF GADZOOKS' ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 30, 1999, AS FILED WITH THE SEC, EXCLUDING EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO GADZOOKS, INC., 4121 INTERNATIONAL PARKWAY, CARROLLTON, TEXAS 75007, ATTENTION: MONTY R. STANDIFER, SECRETARY. COPIES OF EXHIBITS ARE AVAILABLE UPON PAYMENT OF A $125.00 FEE TO COVER THE COSTS OF REPRODUCTION.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

                                      By Order of the Board of Directors,

                                            /s/ Monty R. Standifer

                                               Monty R. Standifer
                                                   Secretary

May 7, 1999

-------------------------------------------------------------------------------

                                     PROXY
                                 GADZOOKS, INC.
                           4121 International Parkway
                            Carrollton, Texas 75007

          This Proxy is Solicited on Behalf of the Board of Directors

          The undersigned hereby appoints Gerald R. Szczepanski, Monty R. Standifer and Eliot D. Raffkind as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Gadzooks, Inc. held on record by the undersigned on May 5, 1999, at the annual meeting of stockholders to be held on June 17, 1999 or any adjournment thereof.

          This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals 1 and 2.


          (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.)
-------------------------------------------------------------------------------
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

-----------------------------------------------------------------------------------------------------------------------------------
A VOTE "FOR" PROPOSALS 1 AND 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.                             Please mark your votes as
                                                                                                     indicated in this example  [X]

ITEM 1. Election of directors                       NOMINEES: G. Michael Machens, Lawrence H.     ITEM 2. Proposal to ratify the
                                                              Titus, Jr.                                  appointment of
                                                                                                          PricewaterhouseCoopers LLP
                                                                                                          as independent auditors of
                                                                                                          the corporation.

       FOR                WITHHOLD AUTHORITY        (INSTRUCTIONS: To withhold authority to vote
   the nominees        to withhold votes for the    for any individual nominee, write                    FOR     AGAINST    ABSTAIN
listed to the right   nominees listed to the right  that nominee's name in the space provided below.)    [ ]       [ ]        [ ]

       [ ]                       [ ]                -------------------------------------------------

ITEM 3. In their discretion, the Proxies are authorized to vote upon such                         CHANGE OF ADDRESS AND OR
        other business as may properly come before the meeting.                                   COMMENTS MARK HERE     [ ]

                                                                                            PLEASE MARK, SIGN, DATE AND RETURN THE
                                                                                            PROXY CARD PROMPTLY USING THE ENCLOSED
                                                                                            ENVELOPE.

SIGNATURE:                                          SIGNATURE:                                              DATE:
          ------------------------------------                ----------------------------------------           ---------------

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
-----------------------------------------------------------------------------------------------------------------------------------
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